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                             WHIRLPOOL CORPORATION
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                         CHARITABLE AWARD CONTRIBUTION
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                       AND ADDITIONAL LIFE INSURANCE PLAN
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                                 FOR DIRECTORS
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ARTICLE I - DEFINITIONS
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     1.1  "Additional Life Insurance" means term life insurance provided by an insurance company chosen by the Company insuring the life of an Outside Director covering the period of the term for which such Outside Director is elected, payable to such beneficiaries as the Outside Director elects and in the amount of $500,000, $750,000 or $1,000,000 as specified in a Notification given by such Outside Director under Article V.

     1.2 "Charitable Award" shall mean such contribution or contributions as the Company may make in the name of an Outside Director to up to three charitable organizations following the death of such Outside Director as suggested in a Notification given under Article IV. It is contemplated that the total amount of the Charitable Award shall be $250,000, $500,000, $750,000 or $1,000,000 divided among such charitable organizations as suggested in the Notification and the amount suggested for each such organization shall be $250,000 or an integral multiple thereof.

     1.3 "Company" shall mean Whirlpool Corporation, a Delaware corporation with offices at its Administrative Center, Benton Harbor, Michigan 49022.

     1.4 "Compensation" shall mean the annual retainer earned by an Outside Director for serving on the Company's Board of Directors.

     1.5  "Insurance Term" has the meaning specified in Section 5.1.

     1.6  "Notification" shall have the meaning specified in Section 3.2.

     1.7 "Outside Director" shall mean a member of the Company's Board of Directors who is not an employee of the Company or of any subsidiary of the Company.

     1.8 "Plan Participant" shall mean an Outside Director who has elected (i) to relinquish Compensation and request that the Company at its sole discretion make a
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Charitable Award or (ii) to allocate Compensation to Additional Life Insurance pursuant to this Plan.

     1.9 "Plan" shall mean the Whirlpool Corporation Charitable Award and Additional Life Insurance Plan for Directors, effective April 20, 1993.

     1.10 "Relinquishment Period" shall mean a number of Term Years specified in a Notification given under Article IV relinquishing Compensation and suggesting that the Company consider making a Charitable Award, which period shall not be greater than nine Term Years commencing with the Term Year in which such Notification is given or, if less, the number of Term Years from (and including) the Term Year in which such Notification to (and including) the term year in which the Outside Director giving such Notification will become 70 years of age. In any event, the end of the Relinquishment Period must coincide with the end of the Outside Director's normal three-year term of office. If an Outside Director is appointed or elected to the Board of Directors during a Term Year, the Relinquishment Period shall commence with the succeeding Term Year.

     1.11 "Term Year" shall mean the annual period beginning on the date of the annual meeting of the Company's stockholders.

ARTICLE II - PLAN PURPOSE, ELIGIBILITY AND EFFECTIVE DATE
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     2.1  The Plan has been established for the mutual benefit of the Company and Plan Participants with the primary purpose of making the form of Compensation of Outside Directors more flexible by permitting such Directors to allocate Compensation to Additional Life Insurance or to relinquish Compensation and request that the Company at its sole discretion make a Charitable Award.

     2.2 The Plan shall be effective with respect to Compensation payable to Outside Directors with respect to Term Years beginning in 1993 and thereafter.

ARTICLE III - PLAN ADMINISTRATION
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     3.1  The Company shall have full power and authority to administer the
Plan, subject to the express provisions of the Plan.

     3.2 Each election to allocate or relinquish Compensation pursuant to the Plan and any amendment to such election shall be made on a notification form (a "Notification") provided by the Company and signed by the Plan Participant.
Each Notification shall be effective when it is received by the Secretary of the Company.

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ARTICLE IV - CHARITABLE AWARDS
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     4.1  At any time prior to the election or appointment of an Outside
Director to the Board of Directors, such Outside Director may submit a Notification relinquishing Compensation and suggesting that the Company consider making a Charitable Award; provided, however, that such a Notification may be submitted within 30 days after the adoption of the Plan. Such Notification shall indicate:

     (a) the charitable organization or organizations to whom such Charitable Award might be made,

     (b) the amount of the suggested Charitable Award,

     (c) the Relinquishment Period, and

     (d) the amount of Compensation which is to be relinquished in each Term Year in the Relinquishment Period.

The Outside Director shall cooperate with any requests by the Company to provide information that will facilitate the Company's obtaining insurance on the life of the Outside Director.

     4.2 A Notification relinquishing Compensation shall become effective immediately and may not be revoked or modified by the Outside Director who gave it and the Company shall reduce the Compensation of such Outside Director during the Relinquishment Period by the amount of Compensation relinquished in the Notification.

     4.3 Following the end of the Relinquishment Period specified in an Outside Director's Notification relinquishing Compensation, the Company shall determine whether to make a Charitable Award as suggested by such Director in the Notification. Such determination, including any modification of such suggested Charitable Award, shall be made by the Company in its sole discretion, by vote of a majority of the Board of Directors (excluding the Outside Director whose Notification is being considered).

ARTICLE V - ADDITIONAL LIFE INSURANCE
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     5.1  At any time prior to the election or appointment of an Outside
Director to the Board of Directors, such Outside Director may submit a Notification requesting the Compensation be allocated to Additional Life Insurance; provided, however, that such a Notification may be submitted within 30 days after the adoption of the Plan. Such Notification shall specify the amount of Additional Life Insurance and the amount of Compensation which is to be

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allocated to the Additional Life Insurance during each Term Year of the Outside
Director's next term as such (the "Insurance Term"). The office of the Secretary of the Company will advise an Outside Director wishing to allocate Compensation to Additional Life Insurance of the amount which must be allocated in each Term Year with respect to such Additional Life Insurance promptly after such office is advised of the amount of Additional Life Insurance to be requested and of any other information requested by such office, including information required to determine the cost to the Company of such Additional Life Insurance.

     5.2 The Company may reject any Notification requesting Additional Life Insurance within 30 days after its receipt for any reason including, without limitation:

     (a) inability of the Company to deduct the premiums for the Additional Life Insurance from income in computing the Company's federal income taxes;

     (b) the amount of Compensation required to be allocated by the Company with respect to such Additional Life Insurance exceeding the amount of Compensation available therefore (after deduction of amounts deferred by the Outside Director under any deferred compensation plan of the Company and any relinquishment made under the Plan);

     (c) inability of the Company to obtain the Additional Life Insurance at a reasonable cost; and

     (d) failure of the Notification to comply with the terms of the Plan.

     5.3 If not rejected by the Company as provided in Section 5.2, a Notification requesting Additional Life Insurance shall become effective and may not be revoked or modified by the Outside Director who gave it and the Company shall reduce the Compensation of such Outside Director during the Insurance Term by the amount of Compensation allocated in the Notification.

     5.4 If an Outside Director who has allocated Compensation to Additional Life Insurance ceases to be an Outside Director during the Insurance Term, the Company may in its sole discretion allow Outside Director to take over responsibility with respect to the remaining payments due on the insurance.

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ARTICLE VI - PLAN AMENDMENT OR TERMINATION
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     6.1  The Board of Directors shall have the right to amend the Plan from time to time or to terminate the privilege under the Plan of allocating to Additional Life Insurance or relinquishing Compensation to be earned, but any such amendment or termination shall not affect adversely the rights of any Plan Participant. The Board of Directors, by action of a majority of non-Plan Participant Directors, may elect to terminate the Plan, in which event, the Company shall allow Outside Director to take over responsibility with respect to the remaining payments due on the insurance.

ARTICLE VII-NON-ASSIGNABILITY; NO THIRD PARTY BENEFICIARIES
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     7.1  No Plan Participant may assign his or her rights hereunder.  This
Plan shall not be deemed to create any right in any person other than Outside Directors.

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